UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

 WASHINGTON, D.C. 20549

___________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 19, 2013

CLEAN DIESEL TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-33710	06-1393453
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4567 TELEPHONE ROAD, SUITE 100 VENTURA, CALIFORNIA		93003
(Address of Principal Executive Offices)		(Zip Code)

(805) 639-9458

(Registrants telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1.01

Entry into a Material Definitive Agreement.

On February 19, 2013, Clean Diesel Technologies, Inc. (the “Company”) entered into a Joint Venture Agreement (the “Joint Venture Agreement”) with Pirelli & C. Ambiente SpA (“Pirelli”) to form a joint venture entity, Eco Emission Enterprise Srl under the laws of Italy (the “Joint Venture”), through which the Company and Pirelli will jointly sell their emission control products in Europe and the CIS countries.

The Joint Venture Agreement provides that the Company and Pirelli will each hold 50% of the total issued share capital of the Joint Venture. In conjunction with the formation and operation of the Joint Venture, the Company and Pirelli have each agreed to certain initial contributions to the Joint Venture. Future contributions from the Company and Pirelli will be provided to the Joint Venture in the form of cash or shareholders loans, from time to time as necessary.

The board of directors of the Joint Venture initially will be comprised of three directors, with one director nominated by the Company, one director nominated by Pirelli and one director mutually nominated by the Company and Pirelli.

Subject to certain exceptions, neither the Company nor Pirelli may transfer its shares in the Joint Venture.   In the event that a deadlock between the Company and Pirelli occurs, then either party may notice the other party in writing that a deadlock situation has occurred. If the parties are unable to resolve such deadlock subject to the deadlock resolution procedures set forth in the Joint Venture Agreement, then the Joint Venture may be liquidated.

The Joint Venture shall continue in full force until the earliest of (i) the date on which the Company and Pirelli agree in writing to its termination, (ii) the fifth anniversary of the Joint Venture Agreement date, provided that it shall be deemed to be automatically renewed for a further five-year period unless either party notifies the other party in writing of its intent to terminate the Joint Venture twelve months prior to the date of the renewal, (iii) the date on which all the shares of the Joint Venture become beneficially owned by either the Company or Pirelli, subject to written confirmation thereof by that party, (iv) the date of dissolution of the Joint Venture as a result of its liquidation, whether voluntary or compulsory (other than for the purpose of an amalgamation or reconstruction approved by both the Company and Pirelli), or (v) upon the election of the other party, in the event that a party ceases to be an affiliate of such party’s group.

The foregoing description of the Joint Venture is a summary and is qualified in its entirety by the terms of the Joint Venture Agreement, a copy of which is filed as an exhibit to this Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibits
10.1	Joint Venture Agreement dated February 19, 2013 between Pirelli & C. Ambiente SpA and Clean Diesel Technologies, Inc.
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEAN DIESEL TECHNOLOGIES, INC.

February 25, 2013	By:	/s/ Nikhil A. Mehta
Name: Nikhil A. Mehta
Title: Chief Financial Officer